EXHIBIT 3







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                                WARRANT AGREEMENT

                                     BETWEEN

                           EPOCH PHARMACEUTICALS, INC.

                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                            Dated as of June 21, 1996


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                               Page 16 of 33 Pages


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                                TABLE OF CONTENTS

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ARTICLE I
DISTRIBUTION OF WARRANT CERTIFICATES.......................................... 1
         1.1  Appointment of Warrant Agent.................................... 1
         1.2  Form of Warrant Certificates.................................... 1
         1.3  Execution of Warrant............................................ 2
         1.4  Issuance and Distribution of Warrant Certificate................ 2

ARTICLE II
WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS............................... 2
         2.1  Exercise Price ................................................. 2
         2.2  Registration of Common Stock and Exercisability of Warrants..... 2
         2.3  Procedure for Exercise of Warrants.............................. 3
         2.4  Issuance of Warrant Shares...................................... 3
         2.5  Certificates for Unexercised Warrants........................... 3
         2.6  Reservation of Shares........................................... 3
         2.7  Disposition of Proceeds......................................... 3

ARTICLE III
CALL OF WARRANTS.............................................................. 4
         3.1  Call price and Trigger Price.................................... 4
         3.2  Payment of Call Price........................................... 4

ARTICLE IV
ADJUSTMENTS AND NOTICE PROVISIONS............................................. 4
         4.1  Adjustment of Exercise Price.................................... 4
         4.2  Current Market Price............................................ 5
         4.3  No Adjustment to Exercise Price................................. 5
         4.4  Deferral of Adjustments to Exercise Price....................... 6
         4.5  Adjustment of Number of Shares.................................. 6
         4.6  Reorganization ................................................. 6
         4.7  Reclassification................................................ 6
         4.8  Adjustment of Call Trigger Price................................ 7
         4.9  Verification of Computations.................................... 7
         4.10  Notice of Certain Actions...................................... 7
         4.11  Notice of Call................................................. 8
         4.12  Notice of Adjustments.......................................... 8
         4.13  Warrant Certificate Amendment.................................. 9
         4.14  Fractional Shares.............................................. 9

ARTICLE V
OTHER PROVISIONS RELATING TO RIGHTS OF REGISTERED HOLDERS
OF WARRANT CERTIFICATES....................................................... 9
         5.1  Rights of Warrant Holders....................................... 9
         5.2  Lost, Stolen, Mutilated or Destroyed Warrant Certificates....... 9


                               Page 17 of 33 Pages

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ARTICLE VI
SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND CANCELLATION OF
WARRANT CERTIFICATES .........................................................10
         6.1  Split Up, Combination, Exchange and Transfer of
                Warrant Certificates..........................................10
         6.2  Cancellation of Warrant Certificates............................11
         6.3  Agreement of Warrant Certificate Holders........................11

ARTICLE VII
PROVISIONS CONCERNING THE WARRANT AGENT AND OTHER MATTERS.....................11
         7.1  Payment of Taxes and Charges....................................11
         7.2  Resignation or Removal of Warrant Agent.........................11
         7.3  Notice of Appointment...........................................12
         7.4  Merger of Warrant Agent.........................................12
         7.5  Company Responsibilities........................................12
         7.6  Certification for the Benefit of Warrant Agent..................12
         7.7  Books and Records...............................................12
         7.8  Liability of Warrant Agent......................................13
         7.9  Use of Attorneys, Agents and Employees..........................13
         7.10  Indemnification................................................13
         7.11  Acceptance of Agency...........................................13
         7.12  Changes to Agreement...........................................13
         7.13  Assignment    .................................................14
         7.14  Successor to Company...........................................14
         7.15  Notices       .................................................14
         7.16  Defects in Notice..............................................15
         7.17  Governing Law .................................................15
         7.18  Standing      .................................................15
         7.19  Headings      .................................................15
         7.20  Counterparts  .................................................15
         7.21  Conflict of Interest...........................................15
         7.22  Availability of the Agreement..................................15




                               Page 18 of 33 Pages



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                                WARRANT AGREEMENT

        WARRANT AGREEMENT dated as of June 21, 1996, between EPOCH PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a corporation organized under the banking laws of the State of New York (the "Warrant Agent").


                              W I T N E S S E T H:


        WHEREAS, the Company has made a private placement of units consisting of one (1) share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and one (1) Class C Redeemable Common Stock Purchase Warrants (the "Warrants") to purchase one-half (1/2) share of the Company's Common Stock; and

        WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement, redemption and surrender of certificates representing the Warrants (the "Warrant Certificates"); and

        WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced, redeemed and surrendered in connection with the exercise and redemption of the Warrants;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                      DISTRIBUTION OF WARRANT CERTIFICATES

        1.1  Appointment  of Warrant  Agent.  The Company  hereby  appoints  the
Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

        1.2 Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A attached hereto, and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency or to conform to customary usage.


                               Page 19 of 33 Pages



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        1.3 Execution of Warrant.  The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President or any Vice President, and by its Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificate shall be manually countersigned and dated the date of the countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates, nevertheless, shall be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

        1.4 Issuance and Distribution of Warrant Certificates. The Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates executed on behalf of the Company, as described in Section 1.3 hereof. Upon receipt of an order from the Company, the Warrant Agent shall within three business days complete and countersign Warrant Certificates and shall deliver such Warrant Certificates pursuant to written instructions of the Company.


                                   ARTICLE II

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

        2.1 Exercise Price. Each Warrant Certificate for the Warrants shall, when signed by the Chairman, Chief Executive Officer or President or any Vice President, and by the Chief Financial Officer or Treasurer or any Assistant
Treasurer, or Secretary or any Assistant Secretary, of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of Article III hereof, to purchase from the Company one-half (1/2) share of Common Stock for each Warrant evidenced thereby, at the purchase price of $1.25 per one-half (1/2) share (the "Initial Price"), or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article IV hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock upon the exercise of a Warrant, reflecting all appropriate adjustments made in accordance with the provisions of
Article IV hereof and Section 7.12 hereof.

        2.2 Registration of Common Stock and Exercisability of Warrants. Each Warrant may be exercised at any time, but not after 5:00 P.M., New York City time, on the earlier of June 20, 2001 or the business day immediately preceding the Call Date (as defined in Section 4.9). The term "Exercise Deadline" as used in this Agreement shall mean the latest time and date at which the Warrants may be exercised. Pursuant to the Subscription Agreements under which the Warrants were sold, the Company is obligated to register the shares issuable upon exercise of the Warrants.


                               Page 20 of 33 Pages


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        2.3 Procedure for Exercise of Warrants.  During the period  specified in and subject to the provisions of Section 2.2 hereof, the Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at its principal office (the "Principal Office"), which is presently located at 40 Wall Street, New York, New York 10005, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or trust company located in the United States, a member of the National Association of Securities Dealers, Inc. ("NASD") or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended) acceptable to the Warrant Agent ("Signatures Guaranteed"), accompanied by payment in full of the Exercise Price as provided in Section 2.1 in effect at the time of such exercise, together with such taxes as are specified in Section 7.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency, to the Warrant Agent for the account of the Company. The date on which Warrants are exercised in accordance with this Section 2.3(a) is sometimes referred to herein as the Date of Exercise of such Warrants.

        2.4 Issuance of Warrant Shares. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue a certificate or certificates for the number of full shares of Comon Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All Warrant Shares shall be validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof, and shall be previously unissued shares. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for the Warrant Shares.

        2.5 Certificates for Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within 30 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Final fractions of shares shall be treated as provided in Section 4.14.

        2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

        2.7 Disposition of Proceeds. The Warrant Agent shall account at least monthly (or more frequently upon the request of the Company, provided that in no event shall the Warrant Agent be required to account more frequently than weekly) to the Company with respect to Warrants exercised and concurrently deliver to the Company all funds.


                               Page 21 of 33 Pages



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                                   ARTICLE III

                                CALL OF WARRANTS

        3.1 Call price and Trigger Price. The Company may, at its option, upon not less than 30 days' nor more than 60 days' notice, call for redemption of all or any portion of the then outstanding Warrants at a call price of $.05 per warrant (such price is hereinafter referred to as the "Call Price"), at any time after 9:30 A.M., New York City time, on December 20, 1997, provided the Current Market Price of the Company's Common Stock, as determined pursuant to Section 4.2, has been at least 150% of the then effective Exercise Price of the Warrants, as adjusted pursuant to Section 4.8 (the "Call Trigger Price") but not giving effect to any decrease of such Exercise Price as permitted by Section
7.12 hereof, for 20 consecutive business days ending within 15 days of the date of the notice of such call shall have been given to the Warrant Agent by the Company pursuant to Section 4.11, and provided further that the Company has compiled and continues to be in compliance with the provisions of Section 2.2 hereof. In the event the Company exercises its right to redeem the Warrants, such Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, such Warrant shall cease to be exercisable and the holder thereof shall be entitled only to the redemption price.

        3.2 Payment of Call Price. On or prior to the opening of business on the Call Date (as defined in Section 4.11), the Company will deposit with the Warrant Agent funds in form satisfactory to the Warrant Agent sufficient to purchase all the Warrants which are to be called. Payment of the Call Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrant to the Warrant Agent at its Principal Office.


                                   ARTICLE IV

                        ADJUSTMENTS AND NOTICE PROVISIONS

        4.1 Adjustment of Exercise Price. Subject to provisions of this Article IV, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

        (a) In case the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.


                               Page 22 of 33 Pages



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        (b) In case the Company shall  distribute to all holders of Common Stock
(including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing
corporation)  evidences  of  its  indebtedness,   cash  or  assets  (other  than
distributions and dividends payable in shares of Common Stock), or rights, options or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 4.2 hereof) per share of Comon Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

        4.2  Current  Market  Price.  For the purpose of any  computation  under
Section 3.1 and this Article IV, the Current Market Price per share of Comon Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date in question. For the purpose of any computation hereunder or under Section 3.1, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

        4.3 No Adjustment to Exercise Price. No adjustment in the Exercise shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Article IV are no required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

        4.4 Deferral of Adjustments to Exercise Price. In any case in which this
Article IV shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.


                               Page 23 of 33 Pages



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        4.5 Adjustment of Number of Shares. Upon each adjustment of the Exercise
Price as a result of the calculation made in Section 4.1(b) hereof, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by dividing
(A) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

        4.6 Reorganization. In case of any capital reorganization, other than in the cases referred to in Section 4.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate 30 days after the Company gives written notice to each registered holder of a Warrant Certificate that such sale or conveyance or other transfer has been consummated.

        4.7 Reclassification. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change
(including a change to the right to receive cash or other property) of the shares of Comon Stock (other than a change in par value, or from no par value to a

                               Page 24 of 33 Pages



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specified  par  value,  or as a result  of a  subdivision  or  combination,  but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article IV. The above
provisions   of  this   Section  4.7  shall   similarly   apply  to   successive
reclassifications and changes of shares of Common Stock.

        4.8 Adjustment of Call Trigger Price. Upon each adjustment of the Exercise Price of the Warrants pursuant to Article IV hereof, the Call Trigger Price shall be adjusted by multiplying such price as in effect prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price subsequent to adjustment and the denominator of which shall be the Exercise Price prior to such adjustment. All calculations under this Section 4.8 shall be made to the nearest cent.

        4.9 Verification of Computations. Whenever the exercise price is adjusted as provided in this Article IV, the Company will promptly obtain a certificate of its Chief Financial Officer setting forth the exercise price as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the holders of the Warrant Certificates, at their addresses listed on the register maintained for that purpose by the Warrant Agent (which summary may be included in any notice of adjustment required by Section 4.12 hereof).

        4.10 Notice of Certain Actions. In case at any time the Company shall propose:

                (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution
        (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                (c)  to  effect  any  consolidation,  merger,  sale,  lease,  or conveyance of property, described in Section 4.6, or any reclassification or change of outstanding shares of Common Stock, described in Section 4.7; or

                (d) to effect any liquidation, dissolution or winding-up of the Company; or

                (e) to take any other action which would cause an adjustment to the Exercise Price;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Warrant Agent. Such notice shall specify the date on which the books of the Company shall close,


                               Page 25 of 33 Pages
or a record shall be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or warrants, or the date on which such reclassification, change, consolidation, merger, sale, lease, other disposition, liquidation, dissolution, winding up or exchange or other action shall take place of commence, as the case may be, and the date as of which it is expected that holders of record of Comon Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall cause copies of such notice to be mailed to each registered holder of a Warrant Certificate. Such notice shall be mailed, in the case of any action covered by Subsection 4.10(a) or 4.10(b) above, at least 15 days prior to the record date for determining holders of the Comon Stock for purposes of receiving such payment or offer; in the case of any action covered by Subsection 4.10(c) or 4.10(d) above, at least 15 days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Comon Stock entitled to receive such securities or other property; and in the case of any action covered by Subsection 4.10(e) above, no more than 15 days after such action.

        4.11 Notice of Call. Notice of any call for redemption shall be given to the Warrant Agent by the Company upon not less than 30 days nor more than 60 days prior to the date established for such call (the "Call Date") and the Company shall cause the Warrant Agent to mail such notice to all registered holders of Warrant Certificates to be called promptly after the Company shall have given such notice to the Warrant Agent. Each such notice of call will specify the Call Date and the Call Price. The notice will state that payment of the Call Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Principal Office, and will also state that the right to exercise the Warrants will terminate at 5:00 P.M., New York City time, on the business day immediately preceding the Call Date. The Company will also make prompt public announcement of such redemption by news release and by notice to the NASD or any national securities exchange on which the Warrants are listed for trading.

        4.12 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article IV, the Company shall cause written notice of such adjustment to be sent by registered mail, postage prepaid to the Warrant Agent within 15 days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant and the Call Trigger price after giving effect to such adjustment. The Company shall cause the Warrant Agent, within 15 days after receipt for such notice from the Company, to mail a similar notice to be mailed to each registered holder of a Warrant Certificate.

        4.13 Warrant Certificate Amendment. Irrespective of any adjustments pursuant to this Article IV, Warrant Certificates theretofore or thereafter issued need not be amended or replaced but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

        4.14 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from such exercise. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final

                               Page 26 of 33 Pages
fraction of a share called for upon the exercise of any Warrant or Warrants, the Company may pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price of a share of Comon Stock calculated in accordance with section 4.2.


                                    ARTICLE V

                          OTHER PROVISIONS RELATING TO
                          RIGHTS OF REGISTERED HOLDERS
                             OF WARRANT CERTIFICATES

        5.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

        5.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant
Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental hereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.


                                   ARTICLE VI

                    SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                    AND CANCELLATION OF WARRANT CERTIFICATES

        6.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 6.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the

                               Page 27 of 33 Pages

Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate daily executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

        6.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchase or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided (i) in Section 2.5, in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate, or (ii) in Section 6.1, in case of a split up, combination, exchange or transfer of the Warrants evidenced by a Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.

        6.3 Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

        (a) transfer of the Warrant Certificates shall be registered on the books of the Company maintained for that purpose by the Warrant Agent only if surrendered at the Principal Office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer, with Signatures Guaranteed; and

        (b) prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


                                   ARTICLE VII

                            PROVISIONS CONCERNING THE
                         WARRANT AGENT AND OTHER MATTERS

        7.1 Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrant, but any transfer taxes in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered

                               Page 28 of 33 Pages
holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

        7.2 Resignation or Removal of Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new Warrant Agent, as hereinafter provided, and the removal of the Warrant Agent shall not be effective until a new Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or any such court, shall be a registered transfer agent, bank or trust company in good standing and incorporated under the United States banking laws or under the laws of any state within the United States, having its principal office within the United States. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein and thereupon such new Warrant Agent, without any further act or deed, shall become vested with the rights, powers, duties and responsibilities of the Warrant Agent and the former Warrant Agent shall cease to be the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

        7.3 Notice of Appointment. Not later than the effective date of the appointment of a new Warrant Agent, the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent, if any, for the Common Stock and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legally or validly of the appointment of the successor Warrant Agent.

        7.4 Merger of Warrant Agent. Any company into which the Warrant Agent may be merged or with which it may be consolidated, or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 7.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.


                               Page 29 of 33 Pages

        7.5 Company Responsibilities. The Company agrees that it shall (i) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including fees and expenses of its counsel);
(ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due pursuant to Section 4.14 upon exercise of Warrants; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

        7.6 Certification for the Benefit of Warrant Agent. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performances of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, the Chief Executive Officer, the President, a Vice President, the Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or it may require such further or additional evidence as it may deem reasonable.

        7.7 Books and Records. The Warrant Agent shall maintain the Company's books and records for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books and records shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each Warrant Certificate and the date of each Warrant Certificate.

        7.8 Liability of Warrant Agent. The Warrant Agent shall be liable hereunder for its own negligence or willful misconduct. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its counter-signature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validly or execution of any Warrant Certificate (except its counter-signature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article IV hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the

                               Page 30 of 33 Pages
authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Comon Stock or other securities will, when issued, be validly authorized and issued and fully paid and nonassessable.

        7.9 Use of Attorneys, Agents and Employees. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

        7.10 Indemnification. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses or liabilities,including judgments, costs and counsel fee arising out of or in connection with its agency under this Agreement, except as a result of the negligence or willful misconduct of the Warrant Agent.

        7.11 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

        7.12 Changes to Agreement. The Warrant Agent may, without the consent or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that they shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained;
(ii) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed; or (iii) result in the surrender or modification of any right or power reserved to or conferred upon the Company or the Warrant Agent in his Agreement, including, without limitation, the reduction of the Exercise Price (except for purposes of Article III hereof), but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrant Certificates.

        7.13 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

        7.14 Successor to Company. The Company will not merger or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

        7.15 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent by the Company), as follows:


                               Page 31 of 33 Pages

                       Epoch Pharmaceuticals, Inc.
                       1725 220th Street, S.E. No. 104
                       Bothel, Washington 98021
                       Attention: Chief Financial Officer

Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

                       American Stock Transfer & Trust Company
                       40 Wall Street
                       New York, New York  10005
                       Attention:  George Karfunkel

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

        7.16 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights or any registered holder of a Warrant Certificate or the legally or validity of any adjustment made pursuant to Article IV hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

        7.17 Governing Law. The laws of the State of New York shall govern this Warrant Agreement and the Warrant Certificates.

        7.18 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered holders of the Warrant Certificates.

        7.19 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        7.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.


                               Page 32 of 33 Pages

        7.21 Conflict of Interest. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, including, without limitation, as trustee under any indentures or as transfer agent for the Common Stock or any other securities of the Company, or for any other legal entity.

        7.22 Availability of the Agreement. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its Principal Office. Copies of this Agreement may be obtained upon written request addressed to:

                       Epoch Pharmaceuticals, Inc.
                       1725 220th Street, S.E. No. 104
                       Bothel, Washington  98021
                       Attention:  Chief Financial Officer

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                           EPOCH PHARMACEUTICALS, INC.


                           By:      /s/ Stanford Zweifach
                              --------------------------------------------------
                                    Name:  Stanford Zweifach
                                    Title: President and Chief Financial Officer


                           AMERICAN STOCK TRANSFER & TRUST COMPANY


                           By:      /s/ Herbert J. Lemmer
                              --------------------------------------------------
                                    Name:  Herbert J. Lemmer
                                    Title: Vice President


                               Page 33 of 33 Pages